Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:
Anurag Maheshwari	Jim Burke
Investor Relations	Media Relations
Harris Corporation	Harris Corporation
anurag.maheshwari@harris.com	jim.burke@harris.com
321-727-9383	321-727-9131

Harris Corporation Reports Fiscal 2017 Third Quarter Results

•	3Q17 EPS from continuing operations $1.31 GAAP, up 4%; $1.38 non-GAAP, up 2%

•	3Q17 operating cash flow $194 million; free cash flow $164 million

•	Completed sale of government IT services business for $690 million in April 2017

•	Current and prior period results reflect government IT services as discontinued operations

•	Narrowed fiscal 2017 guidance - GAAP EPS from continuing operations of $5.20 to $5.25, non-GAAP EPS of $5.50 to $5.55; revenue down ~1%; free cash flow unchanged at ~$800 million

MELBOURNE, Fla., May 3, 2017 — Harris Corporation (NYSE:HRS) reported revenue in the third quarter of fiscal 2017 of $1.49 billion compared with $1.53 billion in the prior year, down 3 percent on an organic basis, excluding $21 million of prior-year revenue from the divested Aerostructures business. GAAP income from continuing operations was $164 million, or $1.31 per diluted share, compared with $159 million, or $1.26 per diluted share, in the prior year. Non-GAAP income from continuing operations was $172 million, or $1.38 per diluted share, compared with $170 million, or $1.35 per diluted share, in the prior year. Non-GAAP income from continuing operations excludes Exelis acquisition-related and other charges in both periods. A reconciliation of GAAP to non-GAAP financial measures is provided in the tables. As previously announced, current and prior period results reflect CapRock and government IT services as discontinued operations.
“We generated strong results in the third quarter and expect solid operating performance for the fiscal year as we successfully execute our strategy,” said William M. Brown, chairman, president and chief executive officer. “Last week we completed the sale of our government IT services business, which was another major step in our portfolio shaping strategy. As previously communicated, we plan to use proceeds from the divestitures to continue to support our capital allocation priorities, including deleveraging, pre-funding pension, and share repurchases.”
Communication Systems
Communication Systems revenue in the third quarter was $461 million, down 5 percent compared with the prior year. Tactical Communications revenue was $357 million, also down 5 percent. In legacy tactical, higher international revenue was partially offset by lower DoD revenue as anticipated due to the extended Continuing

Resolution. Public Safety revenue was $104 million, down 5 percent. Segment operating income was $140 million compared with $151 million in the prior year, reflecting lower volume.
Notable tactical radio orders in the quarter included $90 million from a country in Eastern Europe, contributing to ongoing strength in Europe, $56 million for the third phase of a modernization program from a country in Northern Africa, $36 million for small tactical airborne terminals for various aircraft, and $42 million in night vision products under DoD IDIQ contracts. Public Safety orders included $17 million from Oklahoma City and $15 million from Norman County, Oklahoma.
Following the close of the quarter, Public Safety was awarded a 5-year, $75 million contract from a utility company to upgrade a legacy analog system to a P25 Phase 2 digital network.
Space and Intelligence Systems
Space and Intelligence Systems revenue in the third quarter was $475 million, down 3 percent compared with the prior year. Higher revenue from intelligence community customers was more than offset by lower revenue from environmental and space programs transitioning from buildout to sustainment. Segment operating income was $76 million compared with $75 million in the prior year.
Harris experienced continued strength in classified programs with contract awards in the quarter that included a 5-year, $500 million, single-award IDIQ contract from the National Geospatial Intelligence Agency, with an initial task order of $15 million to perform search and retrieval services for geospatial products. Other notable awards were an $80 million contract for a classified customer in a ground-based adjacency and $28 million and $18 million in follow-on contracts in support of U.S. missile warning, missile defense and space surveillance missions under the System Engineering and Sustainment Integrator (SENSOR) program.
Electronic Systems
Electronic Systems revenue in the third quarter was $553 million, flat compared to the prior year on an organic basis, excluding $21 million of prior-year revenue from the divested Aerostructures business. On an organic basis, higher revenue from electronic warfare solutions and the UAE integrated battle management system was offset by lower revenue from wireless products and the ADS-B program as it transitions from buildout to sustainment. Segment operating income was $115 million compared with $111 million in the prior year, reflecting continued strong program performance and higher pension income.
Notable contract awards in the quarter included a 4-year, $72 million follow-on contract for Sonobuoy Launching Systems for the U.S. Navy’s P-8 antisubmarine aircraft; a 7-year, $72 million follow-on contract to provide engineering services for Next Generation Air Traffic Management weather initiatives; and a 3-year, $25 million follow-on contract from the U.S. Air Force to support electronic warfare demonstrations.

Guidance
Harris narrowed its guidance for fiscal 2017 and now expects fiscal 2017 GAAP income from continuing operations of $5.20 to $5.25 per diluted share and non-GAAP income from continuing operations of $5.50 to $5.55 per diluted share, excluding Exelis acquisition-related and other charges. Previous guidance for fiscal 2017 GAAP income from continuing operations was $5.21 to $5.41 per diluted share and non-GAAP income from continuing operations was $5.40 to $5.60 per diluted share, excluding Exelis acquisition-related integration charges. Harris now expects fiscal 2017 revenue on an organic basis to be down about 1 percent from prior year, compared to previous guidance of flat to down 2 percent, excluding $60 million of prior-year revenue from the divested Aerostructures business. Harris still expects fiscal 2017 free cash flow to be about $800 million.
Harris will host a conference call today, May 3, at 8:30 a.m. Eastern Time (ET) to discuss its third quarter fiscal 2017 financial results. The dial-in numbers for the teleconference are (877) 303-9481 (U.S.) and (760) 666-3582 (International), using participant code 11469397. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via live webcast and view management’s supporting slide presentation at https://www.harris.com/investors/financial-reports. A recording of the call will be available on the Harris website beginning at approximately 12 p.m. ET on May 3.
About Harris Corporation
Harris Corporation is a leading technology innovator, solving customers’ toughest mission-critical challenges by providing solutions that connect, inform and protect. Harris supports government and commercial customers in more than 100 countries and has approximately $6 billion in annual revenue. The company is organized into three business segments: Communication Systems, Space and Intelligence Systems and Electronic Systems. Learn more at harris.com.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (“SEC”), including income from continuing operations and income from continuing operations per diluted share for the third quarter of fiscal 2017 and the third quarter of fiscal 2016, in each case excluding Exelis acquisition-related and other charges; free cash flow for the third quarter of fiscal 2017, excluding cash flow for net capital expenditures; the revenue comparison for Harris and the Electronic Systems segment for the third quarter of fiscal 2017 on an organic basis, excluding revenue in the third quarter of fiscal 2016 attributable to the Aerostructures business divested in the fourth quarter of fiscal 2016; the guidance range for expected income from continuing operations per diluted share for fiscal 2017, excluding Exelis acquisition-related and other charges; the expected percentage change in revenue for Harris for fiscal 2017 on an organic basis, excluding revenue in fiscal 2016 attributable to the Aerostructures business divested in the fourth quarter of fiscal 2016; and expected free cash flow for fiscal 2017, excluding cash flow for net capital expenditures. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.
Attachments: Financial statements (7 tables)

Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings, revenue and free cash flow guidance for fiscal 2017; potential contract opportunities and awards; the potential value of contract awards; the anticipated uses of proceeds from divestitures; statements regarding expected solid operating performance for fiscal 2017 and successfully executing the company’s strategy; and other statements regarding outlook or that are not historical facts. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company's consolidated results, future trends and forward-looking statements could be affected by many factors, risks and uncertainties, including but not limited to: the loss of the company's relationship with the U.S. Government or a change or reduction in U.S. Government funding; potential changes in U.S. Government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, budgetary constraints, debt ceiling implications, sequestration and cost-cutting initiatives); a security breach, through cyber attack or otherwise, or other significant disruptions of the company's IT networks and systems or those the company operates for customers; the level of returns on defined benefit plan assets and changes in interest rates; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; changes in estimates used in accounting for the company’s programs; financial and government and regulatory risks relating to international sales and operations; effects of any non-compliance with laws; the continued effects of the general weakness in the global economy and U.S. Government's budget deficits and national debt and sequestration; the company's ability to continue to develop new products that achieve market acceptance; the consequences of uncertain economic conditions and future geo-political events; strategic acquisitions and divestitures and the risks and uncertainties related thereto, including the company's ability to manage and integrate acquired businesses (including achieve estimated synergy savings and realize other expected benefits), the actual amount and timing of integration and other acquisition-related items and potential disruption to relationships with employees, suppliers and customers, including the U.S. Government, and to the company's business generally; performance of the company's subcontractors and suppliers; potential claims related to infringement of intellectual property rights or environmental remediation or other contingencies, litigation and legal matters and the ultimate outcome thereof; risks inherent in developing new and complex technologies and/or that may not be covered adequately by insurance or indemnity; changes in the company's effective tax rate; increased indebtedness and significant unfunded pension liability and potential downgrades in the company's credit ratings; unforeseen environmental issues; natural disasters or other disruptions affecting the company's operations; changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired; the company's ability to attract and retain key employees, maintain reasonable relationships with unionized employees and manage escalating costs of providing employee health care; potential tax, indemnification and other liabilities and exposures related to Exelis' spin-off of Vectrus, Inc. and Exelis' spin-off from ITT Corporation; or uses of proceeds from divestitures different from the company’s current expectations. Further information relating to these and other factors that may impact the company's results, future trends and forward-looking statements are disclosed in the company's filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Table 1
HARRIS CORPORATION
FY '17 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Quarter Ended		Three Quarters Ended
	March 31, 2017	April 1, 2016 (A)	March 31, 2017	April 1, 2016 (A)

	(In millions, except per share amounts)
Revenue from product sales and services	$1,489	$1,550	$4,358	$4,459
Cost of product sales and services	(964)	(1,009)	(2,792)	(2,895)
Engineering, selling and administrative expenses	(250)	(273)	(768)	(759)
Non-operating income (loss)	—	(1)	2	—
Interest income	—	—	1	1
Interest expense	(42)	(46)	(130)	(139)
Income from continuing operations before income taxes	233	221	671	667
Income taxes	(69)	(62)	(199)	(198)
Income from continuing operations	164	159	472	469
Discontinued operations, net of income taxes	(79)	9	(50)	(305)
Net income	$85	$168	$422	$164

Net income per common share
Basic
Continuing operations	$1.33	$1.27	$3.82	$3.78
Discontinued operations	(0.63)	0.08	(0.41)	(2.46)
	$0.70	$1.35	$3.41	$1.32
Diluted
Continuing operations	$1.31	$1.26	$3.77	$3.74
Discontinued operations	(0.62)	0.08	(0.40)	(2.43)
	$0.69	$1.34	$3.37	$1.31

Cash dividends paid per common share	$0.53	$0.50	$1.59	$1.50
Basic weighted average common shares outstanding	122.6	124.0	123.3	123.7
Diluted weighted average common shares outstanding	124.5	125.1	125.0	124.8
(A) Certain amounts reclassified to conform with current period presentation of Harris CapRock Communications and government IT services businesses as discontinued operations

Table 2
HARRIS CORPORATION
FY '17 Third Quarter Summary
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Quarter Ended		Three Quarters Ended
	March 31, 2017	April 1, 2016	March 31, 2017	April 1, 2016

	(In millions)
Revenue
Communication Systems	$461	$485	$1,304	$1,428
Space and Intelligence Systems	475	489	1,396	1,370
Electronic Systems	553	575	1,660	1,662
Corporate eliminations, net	—	1	(2)	(1)
	$1,489	$1,550	$4,358	$4,459
Income From Continuing Operations Before Income Taxes
Segment Operating Income:
Communication Systems	$140	$151	$379	$405
Space and Intelligence Systems	76	75	231	208
Electronic Systems	115	111	360	311
Unallocated corporate expense	(55)	(68)	(169)	(116)
Corporate eliminations	(1)	(1)	(3)	(3)
Non-operating income (loss)	—	(1)	2	—
Net interest expense	(42)	(46)	(129)	(138)
	$233	$221	$671	$667
(A) Certain amounts reclassified to conform with current period presentation of Harris CapRock Communications and government IT services businesses as discontinued operations

Table 3
HARRIS CORPORATION
FY '17 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Three Quarters Ended
	March 31, 2017	April 1, 2016 (A)

	(In millions)
Operating Activities
Net income	$422	$164
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	140	163
Amortization of intangible assets from Exelis Inc. acquisition	99	99
Share-based compensation	33	29
Gain on sale of CapRock commercial business	(23)	—
Qualified pension plan contributions	(143)	(134)
Pension income	(73)	(17)
Net liability reduction for certain post-employment benefit plans	—	(101)
Impairment of goodwill and other assets	240	367
Adjustment to loss on sales of businesses, net	—	20
(Increase) decrease in:
Accounts receivable	14	102
Inventories	(26)	(22)
Increase (decrease) in:
Accounts payable and accrued expenses	(113)	(175)
Advance payments and unearned income	(62)	(87)
Other	(19)	99
Net cash provided by operating activities	489	507
Investing Activities
Cash paid for fixed income securities	—	(19)
Net additions of property, plant and equipment	(79)	(84)
Proceeds from sale of property, plant and equipment	—	2
Net proceeds from sale of CapRock commercial business	375	—
Adjustment to proceeds from sale of business	(25)	(11)
Net cash provided by (used in) investing activities	271	(112)
Financing Activities
Proceeds from borrowings	235	118
Repayments of borrowings	(548)	(510)
Proceeds from exercises of employee stock options	50	36
Repurchases of common stock	(460)	—
Cash dividends	(199)	(189)
Other financing activities	(20)	(15)
Net cash used in financing activities	(942)	(560)
Effect of exchange rate changes on cash and cash equivalents	(3)	(14)
Net decrease in cash and cash equivalents	(185)	(179)
Cash and cash equivalents, beginning of year	487	481
Cash and cash equivalents, end of quarter	$302	$302
(A) Certain amounts reclassified to conform with current period presentation

Table 4
HARRIS CORPORATION
FY '17 Third Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	March 31, 2017	July 1, 2016 (A)

	(In millions)
Assets
Cash and cash equivalents	$302	$487
Receivables	714	674
Inventories	894	867
Property, plant and equipment	895	924
Goodwill	5,367	5,352
Other intangible assets	1,136	1,231
Other assets	1,799	2,474
	$11,107	$12,009
Liabilities and Equity
Short-term debt	$233	$15
Accounts payable	428	494
Compensation and benefits	179	165
Advance payments and unearned income	231	294
Current portion of long-term debt	121	382
Defined benefit plans	2,069	2,296
Long-term debt, net	3,859	4,120
Other liabilities	1,073	1,186
Equity	2,914	3,057
	$11,107	$12,009
(A) Certain balances reclassified to conform with current period presentation of Harris CapRock Communications and government IT services businesses as discontinued operations, which are included in the "Other assets" and "Other liabilities" line items above

HARRIS CORPORATION
FY '17 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of income from continuing operations and income from continuing operations per diluted common share and net cash provided by operating activities, adjusted to exclude certain costs, charges, expenses and losses or other amounts. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris’ business trends and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5
HARRIS CORPORATION
FY '17 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Income from Continuing Operations and Income from Continuing Operations per Diluted Common Share
(Unaudited)

	Quarter Ended
	March 31, 2017
	As Reported	Adjustment (A)	Non-GAAP

	(In millions, except per share amounts)
Income from continuing operations	$164	$8	$172
Income from continuing operations per diluted common share	$1.31	$0.07	$1.38

	Quarter Ended
	April 1, 2016
	As Reported	Adjustment (A)	Non-GAAP

	(In millions, except per share amounts)
Income from continuing operations	$159	$11	$170
Income from continuing operations per diluted common share	$1.26	$0.09	$1.35

(A) Adjustment for Exelis Inc. acquisition-related and other charges, net of income taxes

Table 6
HARRIS CORPORATION
FY '17 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Free Cash Flow
(Unaudited)

	Quarter Ended	2017
	March 31, 2017	(Guidance)

	(In millions)
Net cash provided by operating activities	$194	$930
Less net capital expenditures (A)	(30)	(130)
Free cash flow	$164	$800
(A) Reflects additions of property, plant and equipment, net of proceeds from the sale of property, plant and equipment

Table 7
HARRIS CORPORATION
FY '17 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Reconciliation of Guidance for FY '17 Income from Continuing Operations per Diluted Common Share to
FY '17 Non-GAAP Income from Continuing Operations per Diluted Common Share
(Unaudited)

2017
(Guidance)
GAAP income from continuing operations per diluted common share	$5.20 to $5.25
Estimated net impact of Exelis Inc. acquisition-related and other charges	$.30
Non-GAAP income from continuing operations per diluted common share	$5.50 to $5.55